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                                 EXHIBIT 23.2

                       CONSENT OF DUNN SWAN & CUNNINGHAM

         Dunn Swan & Cunningham, A Professional Corporation, hereby consents to the use of its name under the headings "Management--Executive Officers and Directors" and "Legal Matters" in the Prospectus constituting a part of this Amendment No. 2 to the Registration Statement.


                                                    /S/DUNN SWAN & CUNNINGHAM
                                                    A Professional Corporation

Oklahoma City, Oklahoma,
December 3, 1999